Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Willamette Valley Vineyards, Inc.'s, Registration Statement on Form S-8 (No. 333-69188) of our report on the audit of the financial statements of Willamette Valley Vineyards, Inc., as of December 31, 2005, and for the two years then ended. Our report is dated March 29, 2006, and appears in Willamette Valley Vineyards Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Moss Adams LLP

Santa Rosa, California
March 29, 2006